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                                                                    Exhibit 99.1
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REVOCABLE PROXY

                              AVDATA SYSTEMS, INC.


          This Proxy is Solicited on Behalf of the Board of Directors


          The undersigned stockholder of AvData Systems, Inc. ("AvData") hereby appoints James H. Black, Jr., Kenneth F. Leddick or Campbell B. Lanier III, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of stockholders to be held at 10:00 a.m. on July 7, 1999 at AvData's offices located at 55 Marietta Street, 18th Floor, Atlanta, Georgia, 30303 and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.


          This proxy will be voted as directed by the undersigned stockholder. Unless contrary direction is given, this proxy will be voted: (1) to approve and adopt an Agreement and Plan of Merger, dated as of April 15, 1999, as amended, between ITC/\DeltaCom, Inc., Interstate FiberNet, Inc., and AvData Systems, Inc., pursuant to which AvData will merger with and into Interstate FiberNet, and the other transactions contemplated thereby and (2) otherwise in accordance with the determination of a majority of the AvData board of directors. The undersigned stockholder may revoke this proxy at any time before it is voted by
(i) delivering to the Secretary of AvData a written notice of revocation before the stockholder meeting, (ii) delivering to AvData a duly executed proxy bearing a later date before the stockholder meeting, or (iii) attending the stockholder meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Special Meeting of AvData and the Proxy Statement and Prospectus.

          If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

             (continued and to be signed and dated on reverse side)


                                             -------------------
                                                    See
                                                Reverse Side
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                                             -------------------
                                                     X
                                             -------------------
                                               Please mark your
                                                 votes as this.


                                ---------------
                                    COMMON



Proposal 1:     To approve and adopt an Agreement and Plan of Merger, dated as of April 15, 1999, as amended, between ITC/\DeltaCom, Interstate
                FiberNet and AvData, pursuant to which AvData will merge with and into Interstate FiberNet, and the other transactions contemplated by the Agreement and Plan of Merger.

                FOR      AGAINST      ABSTAIN
                [ ]      [ ]          [ ]


Other Matters:  The proxies are authorized to vote upon such other business as may properly come before the stockholder meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the stockholder meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the Agreement and Plan of Merger and the merger provided for therein or otherwise, in accordance with the determination of a majority of the AvData board of directors.



Date:    ______________________
         ______________________
         ______________________
               Signature of Stockholder or
               Authorized Representative


Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.